Exhibit 4.18

FIRST PHOSPHATE CORP.

PRIVATE PLACEMENT OF FLOW-THROUGH UNITS SUBSCRIPTION AGREEMENT

INSTRUCTIONS

1.	Complete and sign the Execution Page (which follows this cover page) of the Subscription Agreement.

2.	Complete and sign Exhibit 1 (Particulars of the Subscriber Form) and Exhibit 4 (Lock-Up Agreement).

3.	If you are purchasing for an acquisition cost of less than $150,000 and are not purchasing under the “Family, Friends and Business Associates” exemption, complete and sign Exhibit 2 (Representation Letter for Accredited Investors) and initial next to the appropriate category in Appendix A and, as the case may be, in Appendix A1 and Appendix A2.

4.	If you are purchasing under the “Family, Friends and Business Associates” exemption, complete, sign and initial Exhibit 3 and Appendix B.

Deliver a completed and executed copy of this Subscription Agreement, with all applicable Schedules and Exhibits, to:
subs@firstphosphate.com

METHOD OF PAYMENT

Provide payment of the purchase price in Canadian dollars by wire transfer to First Phosphate Corp. at:

Bank:	Royal Bank of Canada
200 Bay Street
Toronto, Ontario, Canada, M5J 2J5
Bank #:	003
Transit #:	00002
Beneficiary Account #:	1361864
Beneficiary’s Name:	First Phosphate Corp.
Beneficiary’s Address:	1500 Royal Centre, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7

SUBSCRIPTION FOR FLOW-THROUGH UNITS

TO: First Phosphate Corp. (the “Corporation”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of flow-through units of the Corporation set forth below (each, a “Flow-Through Unit”) at a price of $0.40 per Flow-Through Unit, for the aggregate subscription price set forth below, upon and subject to the terms and conditions set forth in Schedule A - “Terms and Conditions of Subscription” attached hereto (together with this page and the attached Exhibits and Schedules, the “Subscription Agreement”) which are summarized in the term sheet a copy of which is attached hereto as Exhibit 5 (the “Term Sheet”). Each Flow-Through Unit shall consist of (i) one common share in the capital of the Corporation to be issued as a “flow-through share” (each a “Flow-Through Share”), and (ii) one half of one common share purchase warrant of the Corporation (each whole, a “Warrant”). Each whole Warrant shall entitle the holder thereof to acquire one common share (each a “Warrant Share”) in the capital of the Corporation at a price of $0.50 until December 31, 2025, subject, if applicable, to the Accelerated Expiry Date (as defined hereinafter).

(Name of Subscriber - please print)	Number of Flow-Through Units ($0.40 per Flow-Through Unit): _____________________
(Signature of Subscriber or authorized Signatory)	Aggregate Subscription Price: _____________

(Official Capacity or Title - please print)

If the Subscriber is signing as agent for a principal, complete the following and ensure that the applicable Exhibit(s) are completed on behalf of such principal (the “Disclosed Principal”), UNLESS the Subscriber is deemed to be purchasing as a principal under Regulation 45-106 by virtue of being either (i) a trust company or trust corporation acting on behalf of a fully managed account managed by a trust company or trust corporation; or (ii) a person acting on behalf of a fully managed account managed by it, and in each case satisfying the criteria set forth in Regulation 45-106:

(Name of Disclosed Principal)
(Disclosed Principal’s Address)

(Social Insurance Number or other Corporate or Identification Number

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)
(Subscriber’s Address)
(Subscriber’s Address)
(Telephone Number) (E-Mail Address)
(Social Insurance Number or other Corporate or Identification Number)

Register the Securities as set forth below:	Deliver the Securities as set forth below:
☐ Same as above (otherwise complete below)	☐ Same as Registered Address (otherwise complete below)
(Name)	(Name)
(Account reference, if applicable)	(Account reference, if applicable)
(Address)	(Contact Name)
(Address)	(Address)
(Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

                                                 , 2022

FIRST PHOSPHATE CORP.

By:
Authorized Signing Officer

EXHIBIT 1

PARTICULARS OF THE SUBSCRIBER FORM

Present Ownership of Common Shares	Status

The Subscriber either [CHECK APPROPRIATE ITEM]:	The Subscriber either [CHECK APPROPRIATE ITEM]:

_________ owns directly or indirectly, or exercises control or direction over, NO common shares in the capital stock of the Corporation or securities convertible into common shares in the capital stock of the Corporation (excluding the securities subscribed for herein); or	__________ is NOT an “Insider” or “Promoter” of the Corporation or a member of the “Pro Group”.

_________ owns directly or indirectly, or exercises control or direction over, __________ common shares in the capital stock of the Corporation and convertible securities entitling the Subscriber to acquire an additional ____________ common shares in the capital stock of the Corporation (excluding the securities subscribed for herein).	__________ is an “Insider” of the Corporation.
__________ is a “Promoter” of the Corporation.

__________ is a member of the “Pro Group”.

FOR A DEFINITION OF CERTAIN TERMS USED HEREIN, PLEASE REFER TO THE SCHEDULE B – DEFINITIONS.

 3.

EXHIBIT 2

REPRESENTATION LETTER FOR ACCREDITED INVESTORS

TO: First Phosphate Corp. (the “Corporation”)

In connection with the subscription for securities by the undersigned subscriber or, if applicable, the disclosed principal on whose behalf the undersigned is purchasing as agent (the “Subscriber”), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	The Subscriber, or each disclosed principal, if any, for whom the Subscriber is acting, is resident in or otherwise subject to the securities laws of one of the provinces of Canada;

2.	The Subscriber, or each disclosed principal, if any, for whom the Subscriber is acting, is purchasing the securities as principal for its own account not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the securities;

3.	The Subscriber, or each disclosed principal, if any, for whom the Subscriber is acting, is an “accredited investor” within the meaning of Regulation 45-106 by virtue of satisfying one or more of the indicated categories as set out in Appendix A to this Representation Letter;

4.	The Subscriber, or each disclosed principal, if any, for whom the Subscriber is acting, has not been provided with any offering memorandum in connection with the purchase of the securities of the Corporation, other than the investor presentation dated November 7, 2022 provided to the Subscriber in connection with the Offering; and

5.	The Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in category (m) of the attached Appendix A of this Exhibit 2.

Dated: _____________________, 2022

Print name of Subscriber (If Subscriber is a corporation, print name of corporation)

By:
Signature

If Subscriber is a corporation, print name of Authorized Signing Officer

If Subscriber is a corporation, print title of Authorized Signing Officer

IMPORTANT: PLEASE INITIAL THE CATEGORY OR CATEGORIES
IN APPENDIX A ON THE NEXT PAGE THAT DESCRIBES YOU

The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in the Subscription Agreement or in this this Representation Letter which takes place prior to the Closing.

By completing this certificate, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable legislation.

 4.

APPENDIX A

TO EXHIBIT 2

NOTE: THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor means:

Category (a)	except in Ontario, a Canadian financial institution, or a Schedule III bank*
Category (b)	except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)*
Category (c)	except in Ontario, a subsidiary of any person referred to in Category (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary*
Category (d)	except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations **
Category (e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in Category (d)
Category (e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador)
Category (f)	except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada*
Category (g)	except in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montreal or an intermunicipal management board in Québec*
Category (h)	except in Ontario, any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government*
Category (i)	except in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada*
Category (j)

an individual who, either alone or with a spouse, beneficially owns, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities , exceeds $1,000,000

IF THE SUBSCRIBER INITIALS THIS CATEGORY, IT MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS APPENDIX A1 AND APPENDIX A2 INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE TO VERIFY YOUR STATUS AS AN ACCREDITED INVESTOR.

☐ If applicable, by checking this box, the Subscriber confirms that s/he has discussed this investment with the salesperson identified on Appendix A1 hereof and such salesperson explained the calculation of the financial assets test and asked questions to confirm that the Subscriber either alone or with a spouse met such threshold.

Category (j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities , exceeds $5,000,000

 5.

Category (k)

an individual whose net income before taxes exceeded $200,000 in each of the two (2) most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two (2) most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year

IF THE SUBSCRIBER INITIALS THIS CATEGORY, IT MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS APPENDIX A1 AND APPENDIX A2 INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE TO VERIFY YOUR STATUS AS AN ACCREDITED INVESTOR.

☐ If applicable, by checking this box, the Subscriber confirms that s/he discussed this investment with the salesperson identified on Appendix A1 hereof and such salesperson explained the calculation of the net income before taxes and asked questions to confirm that the Subscriber either alone or with a spouse met such threshold.

Category (I)

an individual who, either alone or with a spouse, has net assets of at least $5,000,000

IF THE SUBSCRIBER INITIALS THIS CATEGORY, IT MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS APPENDIX A1 AND APPENDIX A2 INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE TO VERIFY YOUR STATUS AS AN ACCREDITED INVESTOR.

☐ If applicable, by checking this box, the Subscriber confirms that s/he discussed this investment with the salesperson identified on Appendix A1 hereof and such salesperson explained the calculation of financial assets before taxes and net of any related liabilities and asked questions to confirm that the Subscriber met such threshold.

Category (m)	a person, (including a corporate entity) other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements
Category (n)

an investment fund that distributes or has distributed its securities only to

(a)            a person that is or was an accredited investor at the time of the distribution;

(b)            a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of Regulation 45-106 [Minimum amount investment], or 2.19 of Regulation 45-106 [Additional investment in investment funds]; or

(c)            a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 of Regulation 45-106 [Investment fund reinvestment]

Category (o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt
Category (p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be
Category (q)	a person (including a corporate entity) acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction
Category (r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded
Category (s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in Categories (a) to (d) or Category (i) in form and function
Category (t)	a person (including a corporate entity) in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors

 6.

Category (u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser
Category (v)	a person (including a corporate entity) that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor
Category (w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse

All monetary references are in Canadian dollars.

The Corporation may follow up with the Subscriber in order to verify their accredited investor status by obtaining further information in order satisfy the Corporation’s obligations under applicable securities laws.

For the purposes of Regulation 45-106 and this Certificate, the term “financial assets” means (a) cash; (b) securities or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

The value of the Subscriber’s personal residence or other real estate is not included in the calculations of financial assets. These financial assets are generally liquid or relatively easy to liquidate.

For the purposes of Regulation 45-106 and this Certificate, the term “related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.

For the purposes of Regulation 45-106 and this Certificate, the term “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

*	If the Subscriber has selected this category, and the Subscriber is an Ontario resident or otherwise subject to the laws of Ontario for the purposes of her/his/its subscription of securities in this agreement, then the Subscriber must request from the Corporation an accredited investor certificate applicable to such Subscriber, and complete and sign such requested certificate and provide the same to the Corporation.

**	For the purposes of this Certificate, “regulations” means the regulations made under the Securities Act (Ontario) and, unless the context otherwise indicates, includes the rules made under section 143 of said Act and orders, rulings and policies listed in the Schedule to said Act.

FOR A DEFINITION OF CERTAIN TERMS USED HEREIN, PLEASE REFER TO THE
SCHEDULE B – DEFINITIONS.

 7.

APPENDIX A1
INDIVIDUAL ACCREDITED INVESTOR

RISK ACKNOWLEDGEMENT FORM

WARNING! This investment is risky. Do not invest unless you can afford to lose your entire investment.

Section 1 – TO BE COMPLETED BY THE CORPORATION OR SELLING SECURITY HOLDER
1. About your investment
Type of Securities: Flow-Through Units (each consisting of one Flow-Through Share and one half of one Warrant)	Issuer: First Phosphate Corp. (the “Corporation”)
Purchased from: First Phosphate Corp.
Section 2 to 4 – TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss – You could lose your entire investment of $ [Insert total dollar amount of the Investment]
Liquidity risk – You may not be able to sell your investments quickly – or at all.
Lack of information – You may receive little or no information about your investment
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your Initials
● Your net income before taxes was more than $200,000 in each of the two (2) most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the two (2) most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and Last Name (please print):
Signature:
Date:

 8.

Section 5 – TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instructions: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the Corporation or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and Last Name of Salesperson (please print):
Telephone:	Email:
Name of Firm (if registered):
Section 6 – TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

British Columbia

First Phosphate Corp.

1055 West Georgia Street

1500 Royal Centre, P.O. Box 11117
Vancouver, British Columbia V6E 4N7

Québec

First Phosphate Corp.

1000 Rue Sherbrooke Ouest #2700

Montréal, Québec H3A 3G4

Bennett Kurtz, CFO & Director

Telephone: 416 200-0657

Email: bennett@firstphosphate.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

 9.

APPENDIX A2

INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE

THIS APPENDIX A2 IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (K) OR (L) IN OF THE DEFINITION OF “ACCREDITED INVESTOR”.

Unless otherwise defined, all capitalized terms not otherwise defined in this Appendix A2 shall have the meaning ascribed to such terms in the Subscription Agreement to which this Appendix is attached.

I understand that in order to be accepted as an “accredited investor” under categories (j), (k) OR (l) of the definition of “accredited investor” in Regulation 45-106, I must satisfy certain of the following criteria. The undersigned hereby represents and warrants to the Corporation as follows:

1.	Personal Data.

Name:

Telephone:

Residence Address:

2. Definitions. Please review the following definitions prior to completing the information below:

a)	“financial assets” means cash, securities or a contract of insurance, a deposit or evidence of deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser's personal residence would not be included in a calculation of financial assets.

b)	“related liabilities” means: (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (ii) liabilities that are secured by financial assets.

c)	“net assets” means all of the purchaser's total assets minus all of the purchaser's total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser's personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser's personal residence. To calculate a purchaser's net assets, subtract the purchaser's total liabilities from the purchaser's total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security.

3.  Net income test. Please answer the following questions concerning your net income (see definition above) by marking the appropriate box.

3.1 My annual net income before taxes (all sources) for the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

Net income ranges	A. My annual net income before taxes (all sources) for the most recent calendar year is: (tick the appropriate box below)	B. My annual net income before taxes (all sources) for the prior calendar year is: (tick the appropriate box below)	C. My annual net income before taxes (all sources) that I reasonably expect to earn in the current calendar year is: (tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

 10.

3.2             My spouse's annual net income before taxes (all sources) for the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

Net income ranges	A. My spouse's annual net income before taxes (all sources) for the most recent calendar year is: (tick the appropriate box below)	B. My spouse's annual net income before taxes (all sources) for the prior calendar year is: (tick the appropriate box below)	C. My spouse's annual net income before taxes (all sources) that I reasonably expect to earn in the current calendar year is: (tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

3.3             The annual net income before taxes (all sources) for my spouse and me during the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

Net income ranges	A. The annual net income before taxes (all sources) for the most recent calendar year of my spouse and me is: (tick the appropriate box below)	B. The annual net income before taxes (all sources) for the prior calendar year of my spouse and me is: (tick the appropriate box below)	C. The annual net income before taxes (all sources) that my spouse and I reasonably expect to earn in the current calendar year is: (tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

 11.

4.                Financial Assets Test. Please answer the following questions concerning your “financial assets” (see definition above) by marking the appropriate box.

4.1  I and/or my spouse beneficially own financial assets having an aggregate realizable value that, before taxes, net of any related liabilities are as set out below. Please tick the appropriate financial asset range excluding taxes from all sources in each of A, B and C below.

Financial asset ranges	A. My financial assets have an aggregate realizable value that, before taxes, net of any related liabilities are: (tick the appropriate box below)	B. My spouse's financial assets have an aggregate realizable value that, before taxes, net of any related liabilities are: (tick the appropriate box below)	C. The financial assets of my spouse and I have an aggregate realizable value that, before taxes, and net of any related liabilities are: (tick the appropriate box below)
LESS THAN $249,999
$250,000-$499,999
$500,000-$999,999
$1,000,000+

4.2	For the purposes of this Section 4:

(a)	do you and/or your spouse have:

(i)	physical or constructive possession or evidence of ownership of your financial assets?

☐ Yes ☐ No

(ii)	any entitlement to the receipt of any income generated by the financial assets?

☐ Yes ☐ No

 12.

(iii)	any risk of loss of the value of the financial assets?

☐ Yes ☐ No

(iv)	the ability to dispose of the financial assets or otherwise deal with the financial assets as you and/or your spouse sees fit?

☐ Yes ☐ No

(b)	did you exclude the value of any real estate owned by you and/or your spouse in the calculation of financial assets, such as your principal residence and/or cottage?

☐ Yes ☐ No

(c)	did you exclude any related liabilities in connection with the (i) cash, (ii) securities or a (iii) contract of insurance (i.e., the cash surrender value only), deposit or an evidence of deposit that is not a securities under securities legislation?

☐ Yes ☐ No

5.                 $5,000,000 Net Asset Test. I and/or my spouse have net assets as set out below. Please tick the appropriate net asset range in each of A, B and C below.

Net asset ranges	A. My total net assets are: (tick the appropriate box below)	B. My spouses' net assets are: (tick the appropriate box below)	C. The aggregate net assets of my spouse and I are: (tick the appropriate box below)
LESS THAN $499,999
$500,000-$999,999
$1,000,000-$2,999,999
$3,000,000-$4,999,999
$5,000,000 +

Based on the above information, I hereby represent and warrant that:

(a)	my net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and I expect it to be more than $200,000 in the current calendar year;

(b)	my net income before taxes combined with that of my spouse was more than $300,000 in each of the 2 most recent calendar years, and I expect that our combined net income before taxes to be more than $300,000 in the current calendar year;

(c)	I either alone or with my spouse, beneficially own financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, is more than $1,000,000; or

(d)	I either alone or with my spouse, have net assets of at least $5,000,000.

My commitment to investments which are not readily marketable is reasonable in relation to my net worth. I meet at least one of the criteria for an “accredited investor” under Regulation 45-106.

 13.

The foregoing representations and warranties and all other information which I have provided to the Corporation concerning myself and my financial condition are true and accurate as of the date hereof. If in any respect, such representations, warranties, or information shall not be true and accurate, I will give written notice of such fact to the Corporation immediately prior to Closing specifying which representations, warranties or information are not true and accurate, and the reasons therefor.

I understand that the information contained herein is being furnished by me in order for the Corporation to determine my suitability as an accredited investor, may be accepted by the Corporation in light of the requirements of Regulation 45-106 and that the Corporation will rely on the information contained herein for purposes of such determination.

 14.

EXHIBIT 3

CERTIFICATE FOR SUBSCRIBERS PURCHASING UNDER THE “FAMILY, FRIENDS AND BUSINESS ASSOCIATES” EXEMPTION

TO: First Phosphate Corp. (the “Corporation”)

In connection with the purchase of securities (the “Securities”) by the undersigned subscriber or, if applicable, the disclosed principal on whose behalf the undersigned is purchasing as agent (the “Subscriber”), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	he/she has read the Subscription Agreement to which this Exhibit is attached and understands that the offering of the Securities is being made on a prospectus exempt basis;

2.	the Subscriber is, or has a direct relationship with, _____________________[please insert name], who is a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

3.	if the Subscriber is a close personal friend of such a director, executive officer or control person of the Corporation or of an affiliate, then the Subscriber has known such person for _________________[length of time] and is in contact with such aforementioned person on a ___________basis [please indicate if daily/weekly/monthly/yearly/or longer basis];

4.	if the Subscriber is a close business associate of such a director, executive officer or control person of the Corporation or of an affiliate, then the Subscriber has known such person for _________________[length of time], is in contact with such aforementioned person on a ___________basis [please indicate if daily/weekly/monthly/yearly/or longer basis]; and

5.	represents that he/she is one of the following:

IMPORTANT: PLEASE INITIAL THE CATEGORY OR CATEGORIES THAT DESCRIBES YOU

IN ADDITION, THE SUBSCRIBER MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS APPENDIX B

(INITIAL)
(a) a director, executive officer or control person of the Corporation or an affiliate of the Corporation
(b) a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer or control person of the Corporation or an affiliate of the Corporation
(c) a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer or control person of the Corporation or an affiliate of the Corporation
(d) a close personal friend ,of a director, executive officer or control person of the Corporation or an affiliate of the Corporation
(e) a close business associate of a director, executive officer or control person of the Corporation or an affiliate of the Corporation
(f) a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend or close business associate of a founder of the Corporation
(g) a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder of the Corporation
(h) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (a) to (g)
(i) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons or companies described in paragraphs (a) to (g)

               For the purposes of Regulation 45-106 and this Certificate, an executive officer means, for an issuer, an individual who is: (a) a chair, vice-chair or president, (b) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (c) performing a policy-making function in respect of the issuer.

 15.

                For the purposes of Regulation 45-106 and this Certificate, a person (first person) is considered to control another person (second person) if: (a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

               For the purposes of Regulation 45-106 and this Certificate, an issuer is an “affiliate” of another issuer if (a) one of them is the subsidiary of the other, or (b) each of them is controlled by the same person.

               For the purposes of Regulation 45-106 and this Certificate, the term “close personal friend” is an individual who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. The term “close personal friend” can include a family member who is not already specifically identified in the exemptions if the family member satisfies the criteria described above. The relationship between the individual and the director, executive officer, founder or control person must be direct. An individual is not a “close personal friend” solely because the individual is: a relative; a member of the same club, organization, association or religious group; or a client, customer, former client or former customer; a co-worker, colleague or associate at the same workplace; a mere acquaintance; or connected through some form of social media, such as Facebook, Twitter or LinkedIn.

               For the purposes of Regulation 45-106 and this Certificate, the term “close business associate” is an individual who has had sufficient prior business dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness. An individual is not a “close business associate” solely because the individual is a member of the same club, organization, association or religious group; or a client, customer, former client or former customer; a co-worker, colleague or associate at the same workplace; a mere acquaintance, or connected through some form of social media, such as Facebook, Twitter or LinkedIn. A relationship that is primarily founded on participation in an internet forum is not considered to be that of a close business associate.

              For the purposes of Regulation 45-106 and this Certificate, the term “founder” means, in respect of an issuer, a person who, (a)  acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and, (b) at the time of the distribution or trade is actively involved in the business of the issuer.

Dated: __________________________, 2022

Print name of Subscriber (If Subscriber is a corporation, print name of corporation)

By:
Signature

If Subscriber is a corporation, print name of Authorized Signing Officer

If Subscriber is a corporation, print title of Authorized Signing Officer

The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in the Subscription Agreement or in this this Certificate which takes place prior to the Closing.

By completing this certificate, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable legislation.

FOR A DEFINITION OF CERTAIN TERMS USED HEREIN, PLEASE REFER TO THE SCHEDULE B – DEFINITIONS

 16.

APPENDIX B - RISK ACKNOWLEDGEMENT FORM

FOR FAMILY, FRIEND AND BUSINESS ASSOCIATE INVESTORS

WARNING! This investment is risky. Don’t invest unless you can afford to lose your entire investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of securities: Flow-Through Units (each consisting of one Flow-Through Share and one half of one Warrant)		Issuer: First Phosphate Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:			Your initials
Risk of loss – You could lose your entire investment of $___________ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment. The information you receive may be limited to the information provided to you by the family member, friend or close business associate specified in section 3 of this form.
3. Family, friend or business associate status
You must meet one of the following criteria to be able to make this investment. Initial the statement that applies to you:			Your initials
A) You are:
1) [check all applicable boxes]
	[ ]	a director of the issuer or an affiliate of the issuer
	[ ]	an executive officer of the issuer or an affiliate of the issuer
	[ ]	a control person of the issuer or an affiliate of the issuer
	[ ]	a founder of the issuer
OR
2) [check all applicable boxes]
[ ]

a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in

(1) above

	[ ]	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above
B) You are a family member of ___________ [Instruction: Insert the name of the person who is your relative either directly or through his or her spouse], who holds the following position at the issuer or an affiliate of the issuer: ___________.
You are the ___________ of that person or that person's spouse.
[Instruction: To qualify for this investment, the person listed above must be (a) your spouse or (b)
your or your spouse's parent, grandparent, brother, sister, child or grandchild.]

 17.

C) You are a close personal friend of _______________________[Instruction: Insert the name of your close personal friend], who holds the following position at the issuer or an affiliate of the issuer: ___________
You have known that person for ______ years.
D) You are a close business associate of _______________________[Instruction: Insert the name of your close business associate], who holds the following position at the issuer or an affiliate of the issuer: ___________
You have known that person for ______ years
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form. You also confirm that you are eligible to make this investment because you are a family member, close personal friend or close business associate of the person identified in section 5 of this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY PERSON WHO CLAIMS THE CLOSE PERSONAL RELATIONSHIP, IF APPLICABLE
5. Contact person at the issuer or an affiliate of the issuer
[Instruction: To be completed by the director, executive officer, control person or founder with whom the purchaser has a close personal relationship indicated under sections 3B, C or D of this form.]
By signing this form, you confirm that you have, or your spouse has, the following relationship with the purchaser: [check the box that applies]
[ ]	family relationship as set out in section 3B of this form
[ ]	close personal friendship as set out in section 3C of this form
[ ]	close business associate relationship as set out in section 3D of this form
First and last name of contact person [please print]:
Position with the issuer or affiliate of the issuer (director, executive officer, control person or founder):
Telephone:	Email:
Signature:	Date:
SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment
British Columbia First Phosphate Corp. 1055 West Georgia Street 1500 Royal Centre, P.O. Box 11117 Bennett Kurtz, CFO & Director Telephone: 416 200-0657 Email: bennett@firstphosphate.com	Québec First Phosphate Corp. 1000 Rue Sherbrooke Ouest #2700 Montréal, Québec H3A 3G4 Bennett Kurtz, CFO & Director Telephone: 416 200-0657 Email: bennett@firstphosphate.com
For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.
Signature of executive officer of the issuer (other than the purchaser):	Date:

 18.

EXHIBIT 4

LOCK-UP AGREEMENT

First Phosphate Corp.

1055 West Georgia Street

1500 Royal Centre, P.O. Box 11117 Vancouver, British Columbia V6E 4N7

Attention: Bennett Kurtz, CFO & Director

Re:              Private placement of First Phosphate Corp.

1.	The undersigned (the “Securityholder”) will be immediately upon the completion of the non-brokered private placement equity financing of First Phosphate Corp. (the “Corporation”) for Flow-Through Units (the “Offering”), comprised of (i) one common share in the capital of the Corporation to be issued as a “flow-through share” (each a “Flow-Through Share”), and (ii) one half of one common share purchase warrant of the Corporation (each whole, a “Warrant”), the registered or beneficial owner of Flow-Through Shares in the capital in the Corporation as more particularly set forth herein.

2.	For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Securityholder hereby agrees not to, directly or indirectly, offer, sell, contract to sell, loan, hypothecate, pledge, grant or sell any option for the purchase of, or otherwise dispose of or transfer any Flow-Through Shares purchased in the Offering (collectively, the “Subject Securities”), held of record or beneficially by the Securityholder, or make any short sale of, engage in any hedging transaction with respect to, or enter into any swap, forward or other transaction or arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of ownership of such Subject Securities (regardless of whether such transaction or arrangement is settled by the delivery of Subject Securities, other securities of the Corporation, cash or otherwise) or agree to or publicly announce any intention to do any of the foregoing, without the prior written consent of the Corporation, any such consent to be at the sole discretion of the Corporation, for a period commencing as of the date hereof and ending on the date that is 12 months following the Effective Date (as defined hereinafter), subject to the exceptions set forth below.

3.	The foregoing restrictions and covenants in Section 2 shall cease to apply to the following number of Subject Securities effective as of the following dates (each, a “Release Date”) (rounded down in each case to the nearest whole number):

Release Date	Percentage of Subject Securities to be Released
The common shares of the Corporation commence trading on a stock exchange (the “Effective Date”)	25.00%
4 months following the Effective Date	25.00%
8 months following the Effective Date	25.00%
12 months following the Effective Date	25.00%

4.	The foregoing restrictions and covenants in Section 2 shall not apply to (a) transfers to affiliated entities of the Securityholder, any family members of the Securityholder, or any company, trust or other entity owned by or maintained for the benefit of the Securityholder, (b) transfers occurring by operation of law, provided, in each case in respect of (a) and (b), that any transferee shall first execute and deliver to the Corporation a lock-up agreement in substantially the form hereof, as approved by the Corporation prior to the execution and delivery thereof to the Corporation, as a condition to completion of any such transfer without the consent of the Corporation, and (c) transfers made by the Securityholder pursuant to a bona fide take-over bid, arrangement or similar transaction involving a change of control of the Corporation made generally to or involving all holders of equity securities of the Corporation after the Effective Date, provided that in the event the take-over bid or acquisition transaction is not completed in respect of the Subject Securities, the Securityholder and the Subject Securities shall remain subject to the restrictions and covenants contained in Section 2.

5.	The Securityholder hereby agrees and covenants to execute and deliver any supplementary documentation requested by the Corporation reflecting restrictions and covenants binding on the Securityholder that are substantially consistent with this lock-up agreement.

6.	The Securityholder hereby acknowledges and agrees that the Corporation, at its discretion, may place restrictive legends on any of the Subject Securities to evidence the restrictions and covenants contained in this lock-up agreement without any further act or approval on the part of the Securityholder. The Securityholder hereby agrees and consents to the entry of stop transfer restrictions with the Corporation’s transfer agent and registrar, or the equivalent, against the disposition or transfer of the Subject Securities contrary to the provisions of this lock-up agreement without any further act or approval on the part of the Securityholder.

 19.

7.	The Securityholder hereby represents and warrants that the Securityholder has power and authority to enter into this lock-up agreement, that it has good and marketable title to the Subject Securities of the Corporation held of record or beneficially by the Securityholder as of closing of the Offering. The Securityholder further understands that this lock-up agreement shall be binding upon the Securityholder’s legal representatives, heirs, successors, and permitted assigns, and shall enure to the benefit of the Corporation and its legal representatives, successors and assigns and shall survive the death, disability, incapacity, dissolution, winding-up or amalgamation of the Securityholder.

8.	This lock-up agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and may be executed by facsimile or PDF signature and as so executed shall constitute an original.

(Remainder of this page intentionally left blank.)

 20.

DATED as of the _____ day of _________________, 2022.

If the Securityholder is an individual:

SIGNED, SEALED AND DELIVERED	)
IN THE PRESENCE OF:	)
)
)
	)	Signature
Witness	)	Name:

If the Securityholder is a corporation:

Name of corporation:

Signature
Name:
Title:
I have authority to bind the corporation

 21.

EXHIBIT 5
TERM SHEET

FIRST PHOSPHATE CORP.

Private Placement – November 2022

Issuer:	First Phosphate Corp. (“First Phosphate” or the “Corporation”), an unlisted reporting issuer in British Columbia and Alberta.

Offering:

Private placement of:

(i)        1,428,571 hard-dollar units (each, a “Hard-Dollar Unit”); and

(ii)       1,250,000 flow-through units (each, a “Flow-Through Unit”).

Collectively the Hard-Dollar Unit and Flow-Through Unit shall be known as the “Offered Securities”.

Issue Price:	$0.35 per Hard-Dollar Unit and $0.40 per Flow-Through Unit.

Offering Size:	Up to $500,000 in Hard-Dollar Units and up to $500,000 in Flow-Through Units, or such greater amount as the Corporation may determine.

Securities:

Each Hard-Dollar Unit will be comprised of one (1) common share in the capital of the Corporation on a “non-flow-through” basis (a “Share”) and one half of one Share purchase warrant (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one (1) additional Share at a price of $0.50 until December 31, 2025, subject to the Accelerated Expiry (as defined below).

Each Flow-Through Unit will be comprised of one (1) flow-through Share (a “Flow-Through Share”) and one half of one Warrant.

Accelerated Expiry of Warrants:	If, following the date that is four months and one day after the Closing Date (as defined below), the volume weighted average trading price of the Shares on any recognized stock exchange for any 5 consecutive trading days equals or exceeds $0.80, the Corporation may, upon issuing a press release, accelerate the expiry date of the Warrants to the date that is 30 days following the date of such written notice (the “Accelerated Expiry”).

Offering Procedure:	Non-brokered private placement to accredited investors (as defined in National Instrument 45-106 Prospectus Exemptions) and other eligible subscribers in in all provinces of Canada, accredited investors (as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “1933 Act”)) pursuant to an exemption from the registration requirements of the 1933 Act, and, eligible investors in other eligible foreign jurisdictions (other than Canada and the United States) pursuant to applicable private placement exemptions under applicable securities laws in such jurisdictions provided that the Corporation may, in its sole discretion, accept or reject any subscription from any such purchaser in whole or in part.

 22.

Use of Proceeds and Tax Considerations:	The net proceeds received from the Offering will be used for exploration and development activities, working capital and for general corporate purposes.

The aggregate gross proceeds raised from the issuance of the Flow-Through Units (the “Commitment Amount”) will be used for general exploration expenditures, related to the Corporation’s projects in Québec, on or before December 31, 2023, which will constitute Canadian exploration expenses (within the meaning of subsection 66(15) of the Income Tax Act (Canada) and section 359.1 of the Taxation Act (Québec)), that will qualify as “flow through mining expenditures” within the meaning of the Income Tax Act (Canada) (the “Qualifying Expenditures”). The Corporation shall renounce all the Qualifying Expenditures in favour of the subscribers of the Flow-Through Units effective December 31, 2022. In addition, with respect to Québec resident subscribers who are eligible individuals under the Taxation Act (Québec), the Canadian exploration expenses will also qualify for inclusion in the “exploration base relating to certain Québec exploration expenses” within the meaning of section 726.4.10 of the Taxation Act (Québec) and for inclusion in the “exploration base relating to certain Québec surface mining expenses or oil and gas exploration expenses” within the meaning of section 726.4.17.2 of the Taxation Act (Québec). The Qualifying Expenditures so incurred to the initial purchasers of the Flow-Through Units, in an aggregate amount not less than the Commitment Amount, and, if the Qualifying Expenditures are reduced by the Canada Revenue Agency, the Corporation will indemnify each Flow-Through Unit subscriber for any additional taxes payable by such subscriber as a result of the Corporation’s failure to renounce the Qualifying Expenditures in accordance with the terms of the Subscription Agreement (as defined below).

Hold Period:	Pursuant to the National Instrument 45-102, Resale of Securities, securities issued pursuant to the Offering shall be subject to a restricted resale period of four months and one day commencing on the Closing Date.

The securities issued pursuant to the Offering are not, and will not be, registered under the 1933 Act. Accordingly, securities acquired by US buyers will be subject to additional restrictions on resale under the 1933 Act.

In addition, subscribers are required to complete the lock-up agreement attached Subscription Agreement, which imposes the following additional restrictions on the Shares and Flow-Through Shares:

Release Date	Percentage of Shares and Flow-Through Shares to be Released
The Common Shares commence trading on a stock exchange (the “Effective Date”)	25.00%
4 months following the Effective Date	25.00%
8 months following the Effective Date	25.00%
12 months following the Effective Date	25.00%

Finder’s Fee:	Eligible finders will be paid a fee consisting of 8%, in cash, of the gross proceeds raised from subscribers introduced by them, and will receive such number of finder warrants (“Finder Warrants”) as is equivalent to 8% of the number of Hard-Dollar Units and/or Flow-Through Units, as applicable issued to subscribers introduced by them. Each Finder Warrant shall entitle the holder thereof to purchase one Share at a price of $0.50 until December 31, 2025, subject to the same Accelerated Expiry provisions of the Warrants as set out above.

Subscription Agreements:	The terms and conditions governing the Offering and other matters related to the Offering will be set out in the respective subscription agreements with purchasers of the Offered Securities (“Subscription Agreements”). In the event of any discrepancy between the terms described herein and the those contained in the Subscription Agreements, the Subscription Agreements will govern.

Closing Date:	On or before November 25, 2022 (the “Closing Date”) or such other date or dates as may be determined by the Corporation. Closing may be completed in one or more tranches.

 23.

SCHEDULE A

TERMS AND CONDITIONS OF SUBSCRIPTION

Terms of the Offering

1.       The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Principal) that this subscription is subject to acceptance by the Corporation in whole or in part, in its sole and absolute discretion, whether or not acting reasonably.

2.       The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Principal) that there is no minimum number of Flow-Through Units that must be subscribed for under the Offering for the Offering to close and therefore the subscription amount tendered herewith may be releasable to the Corporation on the Closing Date notwithstanding the number of Flow-Through Units issued pursuant to the Offering.

3.       The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Principal) that the Corporation may pay a commission or finder’s fee to persons who assist in the introduction of investors to the Corporation, which without limiting the foregoing may include sales commissions up to eight percent (8%) of the gross proceeds of the Offering and the Corporation may agree to grant such number of selling compensation warrants (the “Compensation Warrants”) as is equal to eight percent (8%) of the Flow-Through Units sold pursuant to the Offering which shall be issued on the Closing Date of the Offering. Each Compensation Warrant shall entitle the holder thereof to acquire one (1) common share at a price of $0.50 per common share until December 31, 2025, subject, if applicable, to the Accelerated Expiry Date (as defined hereinafter).

4.       The Subscriber further acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Principal) that following the issuance of Flow-Through Units, funds will be immediately available for use by the Corporation. The Subscriber authorizes the Corporation to treat any funds advanced to the Corporation directly as an interest free loan until the Closing. Also, the Subscriber and the Corporation hereby irrevocably agree to be bound by the terms and conditions set forth in Schedule A-1 relating to Flow-Through Shares.

5.       The Subscriber acknowledges that this subscription forms part of a larger offering of up to 1,250,000 Flow-Through Units by the Corporation for gross proceeds of up to $500,000 and 1,428,571 hard-dollar units (“Hard-Dollar Units”) for gross proceeds of up to $500,000, each on a non-brokered private placement basis. The Corporation’s acceptance of this Subscription Agreement is not subject to any minimum subscription for the Flow-Through Units or the Hard-Dollar Units. The Subscriber acknowledges that the Corporation may increase the size of the offering to such greater amount as the Corporation may determine, and that closing may be completed in one or more tranches.

Description of Securities

6.       Each Flow-Through Unit consists of one Flow-Through Share and one half of one Warrant.

7.       The Flow-Through Shares will have the additional “flow-through” terms and conditions contained in Schedule A-1 attached hereto, and the parties agree that they are fully bound by these additional terms contained in such Schedule A-1, and that Schedule A-1 and all other Schedules will for all purposes form part of this Agreement.

8.       Each whole Warrant will entitle the Subscriber to purchase one Warrant Share at a price of $0.50 until December 31, 2025 (the “Expiry Date”, subject, if applicable, to the Accelerated Expiry Date (as defined hereinafter)).

9.       The Warrants will be issued pursuant to and governed by by a warrant indenture (the “Warrant Indenture”), to be entered into on the Closing Date between the Corporation and Computershare Investor Services Inc., or such other trust company as may be acceptable to the Corporation. The terms of the Warrants are set forth in the Term Sheet, however reference should be made to the full text of the Warrant Indenture for the definitive terms of the Warrants. The Warrant Indenture will contain, among other things, provision for the appropriate adjustment in a class, number and exercise price of the Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the common shares of the Corporation or payments of stock dividends or upon the merger or re-organization of the Corporation. In the event of a conflict or inconsistency between the Term Sheet and the Warrant Indenture, the Warrant Indenture shall govern.

10.     In the event that the volume weighted average trading price of the common shares of the Corporation on any recognized stock exchange equals or exceeds $0.80 for any five (5) consecutive trading days, the Corporation shall be entitled to, upon issuing a press release (the “Notice”), accelerate the Expiry Date to the date that is not less than 30 days following such Notice (the “Accelerated Expiry Date”).

 24.

11.          The Subscriber and the Corporation agree and acknowledge that the price allocation for each Flow-Through Unit shall be as follows:

One Flow-Through Share - $0.399999; and One half of one Warrant - $0.000001

12.          The Flow-Through Shares, the Warrants and, when applicable, the Warrant Shares are sometimes, collectively or individually, referred to herein as the “Securities”.

Representations and Warranties of the Corporation

13.          The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)	the Corporation has the full corporate power and authority to execute and deliver this Subscription Agreement and to issue the Securities to the Subscriber;

(b)	this Subscription Agreement constitutes a binding obligation of the Corporation enforceable in accordance with its terms;

(c)	the execution and delivery of, and the performance of the terms of this Subscription Agreement by the Corporation, including the issue of the Securities, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement to which the Corporation is a party or by which it is bound; and

(d)	the Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and has full corporate power and authority to perform each of its obligations as herein contemplated.

Representations, Warranties and Covenants of the Subscriber

14.       The Subscriber (on its own behalf and, if applicable, on behalf of the Disclosed Principal) represents, warrants, acknowledges and covenants to the Corporation and its counsel (and acknowledges that they are relying thereon) both at the date hereof and at the Closing Time (as herein defined) that:

(a)	it has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities, except in accordance with limited exemptions under applicable securities legislation until expiry of the applicable restricted period and compliance with the other requirements of applicable law, and it agrees that:

(i)	Any certificates, or an ownership statement issued under a direct registration system, representing the Flow-Through Shares and the Warrant Shares, if applicable, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE].”

(ii)	Any certificates, or an ownership statement issued under a direct registration system, representing the Warrants will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE].”

 25.

“THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (MONTREAL TIME) ON DECEMBER 31, 2025.”

(b)	other than the investor presentation dated November 7, 2022 provided to the Subscriber in connection with the Offering, it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation and is publicly available on the website www.sedar.com) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Securities;

(c)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or other means of telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Securities;

(d)	it is purchasing the Securities as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities, it is resident in the jurisdiction set out as the “Subscriber’s Address” on the face page hereof and if the Subscriber is acting for a Disclosed Principal, such Disclosed Principal is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to resale or distribution, and is resident in the jurisdiction set forth in the Subscription Agreement as the “Disclosed Principal’s Address” of the Disclosed Principal, and either:

(i)	the Securities have an acquisition cost to the Subscriber of not less than $150,000 paid in cash at the time of the trade;

(ii)	the Subscriber is an Accredited Investor and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 2 to this Subscription Agreement with Appendix A to Exhibit 2 and, as the case may be, Appendix A1 to Exhibit 2 and Appendix A2 to Exhibit 2, completed;

(iii)	the Subscriber is purchasing under the “Family, Friends and Business Associates” exemption and has concurrently executed and delivered a certificate in the form attached as Exhibit 3 to this Subscription Agreement with Appendix B to Exhibit 3, completed;

(iv)	the Subscriber (or any Disclosed Principal) is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which have been enclosed herewith by the Subscriber) available to the Subscriber under applicable securities legislation of the jurisdiction of the Subscriber’s residence and shall deliver to the Corporation such further particulars of the exemption(s) and the Subscriber’s qualifications thereunder as the Corporation or its counsel may request; or

(e)	if the Subscriber is resident in or otherwise subject to applicable securities laws of a jurisdiction other than Canada or the United States, the Subscriber confirms, represents and warrants that:

(v)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) and which would apply to the acquisition of the Securities;

(vi)	the Subscriber is purchasing the Securities pursuant to exemptions from prospectus or registration requirements or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of the International Jurisdiction without the need to rely on any exemptions;

(vii)	the applicable securities laws of the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Securities;

(viii)	the purchase of the Securities by the Subscriber does not trigger:

 26.

(A)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(B)	any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction; and

(ix)	the Subscriber will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subsections (ii), (iii) and (iv) above to the satisfaction of the Corporation acting reasonably;

(f)	it acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)	there is no government or other insurance covering the Securities;

(iii)	there are risks associated with the purchase of the Securities; and

(iv)	the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell Securities through a person or company registered to sell Securities under applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(g)	it is aware that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state and that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

(h)	the Securities have not been offered to the Subscriber in the United States, and the individuals executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

(i)	it is not a U.S. Person (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Securities on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person;

(j)	it undertakes and agrees that it will not offer or sell the Securities in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(k)	if the Subscriber is a corporation, partnership, unincorporated association or other entity, it has the legal capacity and competence to enter into and be bound by this Subscription Agreement and to perform all of its obligations hereunder, and if it is a body corporate, it is duly incorporated or created and validly subsisting under the laws of the jurisdiction of its incorporation, and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained;

(l)	if the Subscriber is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto;

(m)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

 27.

(n)	in the case of a subscription by it for Securities acting as agent for a Disclosed Principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such Disclosed Principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such Disclosed Principal and the Subscriber acknowledges that the Corporation is required by law to disclose to certain principal regulatory authorities the identity of the Disclosed Principal for whom the Subscriber may be acting;

(o)	it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, the Disclosed Principal is able to bear the economic risk of loss of its investment;

(p)	it has relied solely upon publicly available information relating to the Corporation available to the public via the System for Electronic Document Analysis and Retrieval (SEDAR), and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, such publicly available information having been relied upon by the Subscriber and acknowledges that the Corporation’s counsel, Garfinkle Biderman LLP, are acting as counsel to the Corporation and not as counsel to the Subscriber;

(q)	it has no knowledge of a “material fact” or “material change” (as those terms are defined in the applicable securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public;

(r)	the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required;

(s)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound;

(t)	none of the funds the Subscriber is using to purchase the Securities represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s (and if applicable, the Disclosed Principal’s) name and other information relating to this Subscription Agreement and the Subscriber’s (and if applicable, the Disclosed Principal’s) subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber: (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or the Subscriber’s jurisdiction of residence and domicile, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

(u)	the Subscriber acknowledges that it is solely responsible for and has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for Securities and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement, and that the Corporation’s legal counsel, Garfinkle Biderman LLP, is not acting as counsel for the Subscriber;

(v)	neither the Corporation nor any party affiliated with the Corporation has made any written or oral representations: (i) that any person will resell or repurchase the Securities; (ii) that any person will refund the payment or any portion thereof; or (iii) as to the future price or value of the Securities;

(w)	the Subscriber does not act jointly or in concert with any other person for the purposes of the acquisition of the Securities;

(x)	if the Subscriber, or any person for whom it is contracting hereunder, is a corporation or a partnership, syndicate, trust, association, or any other form of unincorporated organization or organized group of persons, the Subscriber or such person was not created and is not being used solely to permit purchases of or to hold securities without a prospectus in reliance on a prospectus and registration exemption (including but not limited to the “Minimum Investment Amount” exemption provided under section 2.10 of Regulation 45-106 or as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of Regulation 45-106) and it pre-existed the Offering and has a bona fide purpose other than investment in the Securities; and

 28.

(y)	upon completion and acceptance by the Corporation of this Subscription Agreement, the aggregate subscription price arising from the subscription for Flow-Through Units is immediately released to the Corporation, and the Corporation will use the proceeds arising from the subscription for Flow-Through Units for Qualifying Expenses described in Schedule A-1 hereof.

Closing

15.          The Subscriber agrees to deliver to the Corporation, not later than 48 hours before the Closing Date, this duly completed and executed Subscription Agreement in accordance with the “Instructions” appearing on the cover page and payment of the subscription price of the Flow-Through Units.

16.          The sale of the Flow-Through Units pursuant to this Subscription Agreement will be completed at the offices of the Corporation’s legal counsel in Toronto, Ontario at such time as the Corporation may agree (the “Closing Time”) on such date or dates as the Corporation may agree (the “Closing Date”). At the Closing Time, the Subscribers shall have delivered and the Corporation shall have received all completed subscription agreements and payment of the aggregate subscription price, against delivery by the Corporation of ownership statement issued under a direct registration system representing the Flow-Through Shares and the Warrants.

17.          The Corporation shall be entitled to rely on delivery of an electronic copy of executed Subscription Agreements, and acceptance by the Corporation of such electronic Subscription Agreements shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. If less than a complete copy of this Subscription Agreement is delivered to the Corporation prior to or at Closing, the Corporation is entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered prior to or at Closing unaltered. The Subscriber hereby authorizes the Corporation to correct any minor errors in, or complete any minor information missing from any part of this Subscription Agreement and any other acknowledgements, provisions, forms, certificates or documents executed by the Subscriber and delivered to the Corporation in connection with this Subscription Agreement. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

Conditions of Closing

18.          The Corporation acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of the Corporation contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and upon the Subscriber (or any other entity designated by the Subscriber herein) having received from the Corporation definitive certificates, or ownership statements issued under a direct registration system, in respect of the Flow-Through Shares and the Warrants.

19.          The Subscriber acknowledges that the Corporation’s obligation to sell the Flow-Through Units to the Subscriber is subject to, among other things, the following conditions:

(i)	the Subscriber having complied with the conditions set forth in section 15 hereof;

(ii)	the fulfilment at or before the Closing Time of each of the conditions of the Closing set out herein;

(iii)	the Corporation having obtained all required regulatory approvals to permit the completion of the transactions contemplated hereby;

(iv)	the issue and sale and delivery of the Flow-Through Shares and Warrants comprising the Flow-Through Units being exempt from the requirements to file a prospectus or deliver an offering memorandum (as defined in applicable securities laws, including Ontario Securities Commission Rule 14-501 – Definitions) or any similar document under applicable securities laws and other applicable securities laws relating to the sale of the Flow-Through Shares and Warrants comprising the Flow-Through Units, or that the Corporation has received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum or any similar document;

(v)	the Corporation being a “reporting issuer” (as that term is defined under applicable securities laws), at the Closing Date in a jurisdiction in Canada; and

 29.

(vi)	the representations and warranties of the Subscriber being true and correct as at the Closing Time.

The Subscriber and each beneficial subscriber, if any, acknowledges and agrees that as the sale of the Subscriber’s Flow-Through Units will not be qualified by a prospectus, such sale is subject to the condition that the Subscriber (or, if applicable, any beneficial subscribers for whom the Subscriber is contracting hereunder) sign and return to the Corporation all relevant documentation required by securities laws.

The Subscriber and each beneficial subscriber, if any, for whom the Subscriber is acting as agent or trustee acknowledges and agrees that the Corporation will be required to provide to the securities commissions a list setting out the identities of the beneficial subscribers of the Flow-Through Units. Notwithstanding that the Subscriber may be purchasing Flow-Through Units as an agent on behalf of an undisclosed principal (if permissible under the relevant securities laws), the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing and securities laws.

20.          Acceptance or Rejection. The Corporation will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Subscriber and each beneficial subscriber, if any, acknowledges and agrees that the acceptance of this offer will be conditional upon the issue and sale of the Subscriber’s Flow-Through Units to the Subscriber and each beneficial subscriber, if any, being exempt from any prospectus requirements of securities laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Corporation will be deemed to have accepted this offer upon the Corporation’s acceptance of this Subscription Agreement and the delivery to the Subscriber (or other entity designated by the Subscriber) at the Closing of the certificates representing the Flow-Through Shares and Warrants comprising the Subscriber’s Flow-Through Units (or ownership statements issued under a direct registration system). The Subscriber acknowledges that the Corporation’s acceptance of this subscription is not subject to any minimum subscription for the Offering.

21.          If this Subscription Agreement is rejected in whole, the Subscriber and each beneficial subscriber, if any, for whom the Subscriber is acting as agent or trustee, understands that any funds delivered by the Subscriber to the Corporation representing the payment for the Subscriber’s Flow-Through Units will be promptly returned to the Subscriber by the Corporation, without interest or deduction. If this Subscription Agreement is accepted only in part, the Subscriber understands that a cheque representing the portion of the payment for that portion of its subscription for Subscriber’s Flow-Through Units that is not accepted will be promptly delivered to the Subscriber by the Corporation, without interest or deduction.

General

22.          The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Securities. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation in determining the eligibility of a purchaser of Securities and the Subscriber agrees to indemnify the Corporation and its directors, officers, partners, employees and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at its head office, attention of the President, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

23.          The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Securities to the Subscriber shall be borne by the Subscriber.

24.          This Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Securities under applicable securities legislation, preparing and registering certificates (or an ownership statement issued under a direct registration system) representing the Securities to be issued to the Subscriber and completing filings required by taxation authorities and any stock exchange or securities regulatory authority. Certain securities commissions have been granted the authority to indirectly collect this personal information pursuant to securities legislation and this personal information is also being collected for the purpose of administration and enforcement of securities legislation. The Subscriber’s (and if applicable, the Disclosed Principal’s) personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, (c) taxation authorities, and (d) any of the other parties involved in the Offering, including legal counsel. By executing this Subscription Agreement, the Subscriber (and if applicable, the Disclosed Principal) is deemed to be consenting to the foregoing collection (including the indirect collection of personal information), use and disclosure of the Subscriber’s personal information.

 30.

The Subscriber (and if applicable, the Disclosed Principal) also consents to the filing of copies or originals of any of the Subscriber’s documents described in this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. Should the Subscriber have any questions or concerns with respect to the foregoing, the contact information of the public official in the local jurisdiction who can answer such questions or address such concerns about the securities commissions’ indirect collection of personal information is provided on Schedule C attached hereto.

25.          The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario. Time shall be of the essence hereof.

26.          This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

27.          The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent for the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

28.          Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

29.          The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

30.          The Subscriber, on its own behalf and, if applicable, on behalf of the Disclosed Principal, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of the Disclosed Principal.

31.          The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

32.          All notices to be given pursuant to this Agreement shall be given by registered mail, email or telecopier to the addresses given herein.

33.          In this Subscription Agreement (including Exhibits), references to “$” or “Cdn. $” are to Canadian dollars.

 31.

SCHEDULE A-1

TERMS AND CONDITIONS GOVERNING
THE FLOW-THROUGH SHARES

WHEREAS:

A.           First Phosphate Corp. (the “Corporation”) has certain interests in mineral resource properties situated in the province of Québec, Canada (collectively, the “Property”).

B.            The Corporation is and will continue to be a “principal-business corporation” as defined in subsection 66(15) of the ITA and a “development corporation” as defined in section 363 of the QTA, until such time as all the Qualifying Expenses required to be renounced under this Agreement have been incurred and validly renounced.

C.            It is the intention of the Corporation, either alone or in conjunction with others, to carry out or participate in an underground exploration program on the Property for the purpose of determining the existence, location, extent or quality of the mineral resources located thereon (the “Exploration Program”).

D.            The expenses incurred in performing the Exploration Program will qualify as “Canadian exploration expense” as described in paragraph (f) of the definition thereof in subsection 66.1(6) of the ITA (“CEE”) (other than expenditures which constitute “Canadian exploration and development overhead expense” (“CEDOE”) as prescribed for the purposes of paragraph 66(12.6)(b) of the ITA and seismic data expenses specified in paragraph 66(12.6)(b.1) of the ITA, and other than any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the ITA), With respect to a Subscriber that is a Québec Resident or, where the Subscriber is a partnership, for the members of the partnership that are Québec Residents, it also means the expenses described in subsection 395(c) of the Québec Tax Act, excluding Canadian exploration expenses to the extent of the amount of any assistance described in subsection 359.2(a) of the QTA, amounts which are prescribed to constitute “Canadian exploration and development overhead expense” for purposes of subsection 359.2(b) of the QTA, any expenditures described in subsection 359.2(b.1) of the QTA, and any expenses for prepaid services or rent that do not qualify in the definition of “outlay” or “expense” in subsection 359(a) of the QTA, which qualifying expenses are collectively referred to in this Appendix as “Qualifying Expenses”.

E.            Certain persons (individually, the “Purchaser”) have agreed to fund, in part, the Exploration Program by purchasing Flow-Through Shares in accordance with the terms of this Agreement.

F.            The Corporation has agreed to apply an amount equal to the Flow-Through Funds to carry out the Exploration Program and to renounce the Qualifying Expenses associated therewith to the Purchaser in accordance with the terms of this Appendix.

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Appendix, the following words have the following meanings unless otherwise indicated:

(a)	“Agreement” means the subscription agreement between the Corporation and the Purchaser dated for reference the date of the Closing pursuant to which they irrevocably agreed to be bound by the terms and conditions set forth in this Appendix and, for greater certainty, includes this Appendix;

(b)	“Appendix” means this Schedule A-1;

(c)	“CRA” means the Canada Revenue Agency;

(d)	“CEDOE” has the meaning set forth in recital D above;

(e)	“CEE” has the meaning set forth in recital D above;

(f)	“Closing” means the completion of the sale and purchase of the Flow-Through Shares;

(g)	“Closing Year” means the calendar year in which the Closing takes place;

(h)	“Exploration Program” has the meaning set forth in recital C above;

 32.

(i)	“Flow-Through Funds” means $0.399999 times the number of Flow-Through Shares subscribed by the Purchaser;

(j)	“Flow-Through Shares” means the common shares of the Corporation that constitute “flow-through shares” as defined in subsection 66(15) of the ITA and having the special “flow-through” features described in this Appendix;

(k)	“ITA” means the Income Tax Act (Canada) together with any and all regulations promulgated thereunder, and as amended, re-enacted or replaced from time to time, and including, where applicable, any specific proposals to amend said Act or regulations that have been publicly announced by the Minister of Finance (Canada) prior to the date hereof;

(l)	“Notice Requirement” has the meaning set out in the provisions under the heading SCHEDULE FOR INCURRING QUALIFYING EXPENSES below;

(m)	“Prescribed Relationship” means a relationship between the Corporation and the Purchaser where the Purchaser and the Corporation are related or otherwise do not deal at arm’s length for purposes of the ITA;

(n)	“Property” has the meaning set forth in recital A above;

(o)	“Purchaser” has the meaning set forth in recital E above;

(p)	“Qualifying Expenses” has the meaning set forth in recital D above;

(q)	“QTA” means the Taxation Act (Québec), R.S.Q. c. I-3, together with any and all regulations promulgated thereunder, and as amended, re-enacted or replaced from time to time, and including, where applicable, any specific proposals to amend the said Act or regulations that have been publicly announced by the Ministre des Finances (Québec) prior to the date hereof;

(r)	“QRA” means Revenu Québec;

(s)	“Québec Resident” means an individual that is resident in Québec for the purposes of the QTA on December 31, 2022 or otherwise liable to pay income tax in the Province of Québec for the taxation year ending on December 31, 2022;

(t)	“Specified Sampling” means the collecting and testing of samples in respect of a mineral resource (as defined in the ITA) except that specified sampling does not include:

(i)	the collecting or testing of a sample that, at the time the sample is collected, weighs more than 15 tonnes, and

(ii)	the collecting or testing of a sample collected at any time in a calendar year in respect of any one mineral resource if the total weight of all such samples collected (by any person or partnership or any combination of persons and partnerships) in the period in the calendar year that is before that time (other than samples each of which weighs less than one tonne) exceeds 1,000 tonnes.

1.2          Any reference to the ITA or a provision of the ITA in this Appendix shall include, for purposes of Québec income taxation, a reference to the QTA or the equivalent provision thereof. Any reference to a filing or similar requirement imposed under the ITA shall include for purposes of Québec income taxation, a reference to the equivalent filing or similar requirement, where applicable, under the QTA; provided that if no filing or similar requirement is provided under the QTA, a copy of any material relating to Québec Purchasers filed under the ITA shall be filed with the Agence du Revenu du Québec.

 33.

2.	ADDITIONAL DEDUCTIONS IN THE PROVINCE OF QUÉBEC

2.1	The Corporation hereby represents and agrees that:

(a)	The Corporation is and will continue to be a “qualified corporation”, as such term is defined in sections 726.4.15 and 726.4.17.7 of the QTA, until such time as all the Qualifying Expenses required to be renounced under this Agreement have been incurred and validly renounced pursuant to the QTA;

(b)	The Qualifying Expenses to be incurred in performing the Exploration Program will qualify as:

(i)	expenses which qualify for inclusion in the “exploration base relating to certain Québec exploration expenses” within the meaning contained in section 726.4.10 of the QTA; and

(ii)	expenses qualifying for inclusion in the “exploration base relating to certain Québec surface mining expenses or oil and gas exploration expenses” within the meaning contained in section 726.4.17.2 of the QTA.

3.	COVENANT OF NON-QUÉBEC PURCHASER

The Purchaser who is not a Québec Purchaser acknowledges that although the expenses incurred in performing the Exploration Program will qualify as CEE under the ITA, such Purchaser will not be entitled to the Québec additional deductions set forth in sections 2.1(b)(i) and 2.1(b)(ii) thereof.

4.	FLOW-THROUGH SHARES

Following receipt by the Corporation of the Flow-Through Funds from the Purchaser and its acceptance of this Agreement by the Corporation, the Corporation will:

(a)	deposit an amount equal to the Flow-Through Funds in its bank account in order for such funds to be held and dealt for the purpose of financing the Exploration Program; and

(b)	issue to the Purchaser the number of Flow-Through Shares subscribed and paid for by the Purchaser.

5.	ADDITIONAL PURCHASERS TO PARTICIPATE IN THE PROGRAM

If the Corporation sells rights to acquire, or issues, “flow-through” common shares pursuant to other private placements or pursuant to a public offering, the Corporation will expend the funds arising therefrom in the order of:

(a)	the reference date of any private placement “flow-through” subscription agreements entered into for such private placements; and

(b)	the date of closing of such public offerings,

such that the subscription funds from the oldest “flow-through” financing will always be spent first and renunciation made in respect of such expenditures before any renunciations are made in respect of any Qualifying Expenses that are financed from subsequent “flow-through” financings.

6.	APPLICATION OF FLOW-THROUGH FUNDS

Subject to the Corporation’s right to revise the Exploration Program as provided in the provisions under the heading REVISION OF EXPLORATION PROGRAM below, the Corporation will apply the Flow-Through Funds exclusively for the purpose of performing the Exploration Program and the Corporation will only apply such funds to incur expenditures which are Qualifying Expenses.

7.	ACCRUED INTEREST

The Purchaser acknowledges that any interest accruing on Flow-Through Funds will accrue to the sole benefit of the Corporation and may be applied by the Corporation for general corporate purposes.

 34.

8.	SCHEDULE FOR INCURRING QUALIFYING EXPENSES

8.1          Unless the Purchaser gives notice to the Corporation or the Corporation gives notice to the Purchaser to the contrary (the “Notice Requirement”) during the period of time described in sections 8.2 and 8.3 hereof, for the purposes of this Agreement the Purchaser and the Corporation will be deemed to deal with each other at all times at “arm’s length” within the meaning of the ITA.

8.2          If the Notice Requirement has not been fulfilled prior to December 31 of the Closing Year, the Corporation will expend the Flow-Through Funds between the date this Agreement is entered into and the end of the calendar year following the Closing Year.

8.3          If the Notice Requirement has been fulfilled prior to December 31 of the Closing Year, the Corporation will expend as much of the Flow-Through Funds as is commercially reasonable between the date this Agreement is entered into and the end of the Closing Year and, thereafter, will expend the balance of the Flow-Through Funds before the end of the calendar year following the Closing Year.

9.	CORPORATION TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER

9.1          The Corporation will, within the times set out below and in accordance with the provisions of subsections 66(12.6) and 66(12.66) of the ITA, renounce in favour of the Purchaser, the amount of Qualifying Expenses incurred by it using the Flow-Through Funds under the Exploration Program during the periods specified below:

(a)	if the Notice Requirement has not been fulfilled prior to March 15 of the calendar year following the Closing Year, the Corporation will renounce, on or after March 15 and before March 31 of the calendar year following the Closing Year, effective December 31 of the Closing Year:

(i)	the Qualifying Expenses it has incurred between the date of Closing and the end of February of the calendar year following the Closing Year, and

(ii)	the Qualifying Expenses it has incurred or plans to incur between March 1 and December 31 of the calendar year following the Closing Year; or

(b)	if the Notice Requirement has been fulfilled prior to March 15 of the calendar year following the Closing Year, the Corporation will renounce:

(i)	on or after March 15 and before March 31 of the calendar year following the Closing Year, effective December 31 of the Closing Year, Qualifying Expenses it has incurred between the date of Closing and the end of the Closing Year, and

(ii)	before March of the second calendar year following the Closing Year, the Qualifying Expenses it has incurred in the calendar year following the Closing Year.

9.2          The aggregate Qualifying Expenses renounced to the Purchaser will not be less than nor greater than the Flow-Through Funds paid by the Purchaser.

10.	CORPORATION TO FILE PRESCRIBED FORM IN RESPECT OF RENUNCIATIONS WITH THE CRA AND, WHERE APPLICABLE, THE QRA

The Corporation will file, in respect of each renunciation made pursuant to this Agreement, before the last day of the month following the month in which such renunciation is made, such information returns with the CRA as are prescribed by subsection 66(12.7) of the ITA, and for a Subscriber that is a Québec Resident, file with the QRA the forms prescribed under subsection 359.12 of the QTA, and will send concurrently a copy of such information returns to the Purchaser.

11.	CORPORATION TO FILE COPY OF AGREEMENT WITH CANADA REVENUE AGENCY

The Corporation will file, together with a copy of this Agreement, the prescribed form referred to in subsection 66(12.68) of the ITA with the CRA within the time prescribed by subsection 66 (12.68) of the ITA.

 35.

12.	WARRANTIES

12.1        The Purchaser acknowledges, represents, warrants and covenants to and with the Corporation that, as at the effective date of the Closing:

(a)	the Purchaser (and if the Purchaser is a partnership, each partner thereof) deals at arm’s length (within the meaning of the ITA) with the Corporation and, notwithstanding the fulfilment or non-fulfilment of the Notice Requirement, the Purchaser acknowledges that if at any time during the calendar year following the Closing Year, the Purchaser (and if the Purchaser is a partnership, each partner thereof) does not deal at arm’s length with the Corporation and the Corporation renounces Qualifying Expenses it incurs or plans to incur pursuant to paragraph (a) of section 9.1 above, notwithstanding the provisions of that paragraph, the renunciation in relation to any Qualifying Expenses incurred in the calendar year following the Closing Year will not be effective December 31 of the Closing Year and, as a result, the Purchaser:

(i)	may be subject to increased income tax liabilities for the Closing Year; and

(ii)	may be required to file appropriate amendments to the Purchaser’s income tax return for the Closing Year and other years; and

(b)	if:

(A)	the Corporation has not accepted the subscription by the Purchaser for Flow-Through Shares pursuant to the provisions under the heading CORPORATION’S ACCEPTANCE below, or

(B)	the Purchaser has not paid in money the aggregate Flow-Through Funds to the Corporation;

on or before December 31 of the Closing Year, the Purchaser will not be entitled to have any Qualifying Expenses renounced to the Purchaser effective December 31 of the Closing Year pursuant to section 9.1 above and, as a result, the Purchaser:

(C)	may be subject to increased income tax liabilities for the particular year; and

(D)	may be required to file appropriate amendments to the Purchaser’s income tax return for the particular year and other years;

(c)	Prescribed Shares or Prescribed Rights. Neither the Purchaser, nor any beneficial purchaser, if any, for whom it is acting as agent or trustee, as the case may be, is or will enter into any agreement or arrangement which will cause the Flow-Through Shares to become “prescribed shares” for the purposes of section 6202.1 of the regulations made under the ITA or the Warrants to become “prescribed rights” for the purposes of section 6202.1 of the regulations made under the ITA;

(d)	Prescribed Relationship. The Purchaser (or any beneficial purchaser for whom it is acting as agent or trustee, as the case may be), and if the Purchaser (or any beneficial purchaser for whom it is acting as agent or trustee, as the case may be) is a partnership, any partner or limited partner of the partnership, does not have and will not have prior to the end of the calendar year following the Closing Year, a Prescribed Relationship with the Corporation; and

(e)	Prohibited Relationship. if the Purchaser or each beneficial purchaser on whose behalf the Purchaser is contracting, as the case may be, is a corporation, trust or partnership, it does not and will not have, in respect of a renunciation of Qualifying Expenses hereunder, a “prohibited relationship” with the Corporation within the meaning of subsection 66(12.671) of the ITA.

and the Purchaser agrees that the above acknowledgements, representations, warranties and covenants in this subsection will be true and correct both as of the Purchaser’s execution of this Agreement and as of the Closing.

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12.2	The Corporation represents, warrants and covenants that, as of the effective date of the Closing:

(a)	the Corporation is, and at all material times will remain, a “principal-business corporation” within the meaning prescribed by subsection 66(15) of the ITA;

(b)	the Flow-Through Shares will, upon issue, be “flow-through shares” as defined in subsection 66(15) of the ITA and not prescribed shares as defined in section 6202.1 of the regulations to the ITA;

(c)	the Corporation is and will continue to be both a “development corporation” as defined in section 363 of the QTA, and a “qualified corporation” as defined in sections 726.4.15 and 726.4.17.7 of the QTA, until such time as all of the Qualifying Expenses required to be renounced under this Subscription Agreement have been incurred (or deemed to be incurred) and validly renounced pursuant to the QTA;

(d)	if the Corporation amalgamates or otherwise merges with any one or more companies, any shares issued to or held by the Purchaser as a replacement for Flow-Through Shares as a result of such amalgamation or merger will qualify, whether by virtue of subsection 87(4.4) of the ITA or otherwise, as “flow-through” shares as described in subsection 66(15) of the ITA and in particular will not be prescribed shares as defined in section 6202.1 of the Regulations to the ITA;

(e)	the Corporation will incur Qualifying Expenses in an amount equal to the Flow-Through Funds derived from the sale of Flow-Through Shares to the Purchaser and renounce that amount to the Purchaser within the time set out in subsection 66 (12.6) of the ITA, and otherwise comply with its obligations as set forth in this Appendix and the ITA, and the Corporation agrees that the above representations, warranties and covenants in this subsection will be true and correct both as of the Corporation’s execution of this Agreement and as of the Closing.

13.	NO RENUNCIATION TO THIRD PARTIES, AND ALLOCATION OF RENOUNCED AMOUNTS OR REDUCTIONS THEREOF

The Corporation will not renounce any Qualifying Expenses in respect of its Exploration Program in favour of any person other than the Purchaser and the other purchasers who purchase Flow-Through Shares. For the purpose of determining the extent to which the Flow-Through Funds received by the Corporation from the Purchaser have been the subject of renunciation under the ITA, the total amount expended from the Exploration Account on Qualifying Expenses will be allocated among the Purchaser and the other purchasers who purchase Flow-Through Shares, on a basis pro rata to the relative amounts of their respective contributions of flow-through funds. If, despite section 8 hereof, the Corporation does not expend the total amount from the Exploration Account on Qualifying Expenses before the end of the calendar year following the Closing Year or, despite section 9 hereof, the Corporation does not renounce that total amount to the Purchaser and the other purchasers who purchase Flow-Through Shares under the present private placement of which this Agreement is a part effective December 31 of the Closing Year, then the Corporation will take such steps as may be necessary or desirable so that resulting adjustments to income tax deductions and credits for Qualifying Expenses the Purchaser and those other purchasers claimed on their tax returns will be allocated among them on a basis pro rata to the relative amounts of their respective contributions of Flow-Through Funds.

14.	CORPORATION NOT TO CLAIM A DEDUCTION OR CREDIT IN RESPECT OF RENOUNCED QUALIFYING EXPENSES

The Corporation acknowledges that it has no right to claim any deduction or credit for Canadian exploration expense, or depletion of any sort, in respect of any Qualifying Expenses that the Corporation renounces in favour of the Purchaser pursuant to this Agreement and covenants not to claim any such deduction or credit when preparing its tax returns from time to time.

15.	CORPORATION’S ACCOUNTS AND INCOME TAX FILINGS

The Corporation will maintain proper accounting books and records as may be required to support the renunciation of Qualifying Expenses, and will make all income tax filings as and when required under the ITA, relating to the Qualifying Expenses it incurs and renounces pursuant to this Agreement. The Corporation shall make such books and records available for inspection and audit by or on behalf of the Purchaser, at the sole expense of the Purchaser, the CRA or any governmental authority upon reasonable request.

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16.	NO DISSEMINATION OF CONFIDENTIAL INFORMATION

The Corporation will be entitled to hold confidential all exploration information relating to any program on which any portion of the Flow-Through Funds is expended pursuant to this Agreement and it will not be obligated to make such information available to the Purchaser except in the manner and at such time as it makes any such information available to its shareholders or to the public pursuant to the rules and policies of any stock exchange or laws, regulations or policies of any province.

17.	REVISION OF EXPLORATION PROGRAM

While it is the present intention of the Corporation to undertake the Exploration Program, it is the nature of mining exploration that data and information acquired during the conduct of an exploration program may alter the initially proposed Exploration Program and the Corporation expressly reserves the right to alter the Exploration Program on the advice of its technical staff or consultants and further reserves the right to substitute other exploration programs on which to expend part of the Flow-Through Funds, provided such programs entail the incurrence of Qualifying Expenses and are otherwise capable of renunciation by the Corporation to the Purchaser pursuant to this Agreement.

18.	OTHER FLOW-THROUGH SHARE SALES

The Purchaser acknowledges that there may be other sales of Flow-Through Shares, some or all of which may occur after the acquisition of Flow-Through Shares by the Purchaser. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised from the sale of Flow-Through Shares to fund the Corporation’s objectives, if any, and that it is possible that no Flow-Through Shares may be purchased after the Purchaser has done so.

19.	CORPORATION’S ACCEPTANCE

This Agreement, when delivered to the Corporation, will constitute a subscription for Flow-Through Shares which will not be binding on the Corporation until accepted by the Corporation by executing this Agreement in the space provided on the first page of this Agreement and, notwithstanding the reference date on that page, if the Corporation accepts the subscription by the Purchaser, this Agreement will be entered into on the date of such execution by the Corporation.

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SCHEDULE B

DEFINITIONS

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“Control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds

(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“Debt security” means any bond, debenture, note or similar instrument representing indebtedness, whether secured or unsecured;

“Diluted” means the total amount of listed shares held by the beneficial holder following the “Undiluted” calculation and any listed shares which would be issued to that beneficial holder on closing if all securities convertible into listed shares (including warrants and convertible securities) and issued under the Offering were converted on closing;

“Director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company; “Eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“Executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)   performing a policy-making function in respect of the issuer other than the individuals referred to in subparagraph (i) and (ii); “Financial assets” means

(a)	cash,

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(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

The value of the Subscriber’s personal residence or other real estate is not included in the calculations of financial assets. These financial assets are generally liquid or relatively easy to liquidate.

“Founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“Foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“Fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“Insider” means

(a)	a director or senior officer of an issuer;

(b)	a director or senior officer of a company that is an Insider or subsidiary of an issuer;

(c)	a person who beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all Voting Shares of an issuer; or

(d)	the issuer itself if it holds any of its own securities;

“Investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“Jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction; “Person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)       an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative; “Pro Group” means

(a)	Subject to subparagraphs (b), (c) and (d) and (e) “Pro Group” shall include, either individually or as a group:

(i)	the Member;

(ii)	employees of the Member;

(iii)	partners, officers and directors of the Member;

(iv)	Affiliates of the Member; and

(v)	Associates of any parties referred to in subparagraphs (i) through (iv).

(b)	The Exchange may, in its discretion, include a Person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the Person is not acting at arm’s length to the Member; and

(c)	The Exchange may, in its discretion, exclude a Person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the Person is acting at arm’s length of the Member;

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(d)	The Exchange may deem a Person who would otherwise be included in the Pro Group pursuant to subparagraph (a) to be excluded from the Pro Group where the Exchange determines that:

(i)	the Person is an affiliate or associate of the Member is acting at arm’s length of the Member;

(ii)	the associate or affiliate has a separate corporate and reporting structure;

(iii)	there are sufficient controls on information flowing between the Member and the associate or affiliate; and

(iv)       the Member maintains a list of such excluded Persons; “Promoter” means

(a)	a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of an issuer; or

(b)	a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of an issuer, directly or indirectly, receives in consideration of services or property or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

“Regulation 45-106” means National Instrument 45-106 - Prospectus Exemptions adopted by the Canadian Securities Administrators;

“Related entity” means, for an issuer, a person that controls or is controlled by the issuer or that is controlled by the same person that controls the issuer;

“Related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada); “Spouse” means, an individual who

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b) above, or is an adult interdependent partner within the meaning of the

Adult Interdependent Relationships Act (Alberta);

“Subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

“Undiluted” means the total amount of listed shares held by a beneficial holder, including listed shares purchased under the Offering, immediately on closing of the Offering; and

“Voting Shares” means a security of an issuer that:

(a)	is not a Debt security; and

(b)	carries a voting right under all circumstances or under same circumstances that have occurred and are continuing.

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SCHEDULE C

CONTACT INFORMATION – PROVINCIAL AND TERRITORIAL SECURITIES REGULATORY AUTHORITIES

The contact information of the public official in the local jurisdiction who can answer questions about the security regulatory authority’s or regulator’s indirect collection of information is as follows:

Alberta Securities Commission Suite 600, 250 - 5th Street SW Calgary, Alberta T2P 0R4 Telephone: (403) 297-6454 Toll free in Canada: 1-877-355-0585 Facsimile: (403) 297-2082	Office of the Superintendent of Securities
Government of Yukon
Department of Community Services
307 Black Street, 1st floor
Box 2703, C-6
Whitehorse, Yukon Y1A 2C6
Telephone: (867) 667-5466
Facsimile: (867) 393-6251
Email:Securities@gov.yk.ca

British Columbia Securities Commission
P.O. Box 10142, Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
Toll free in Canada: 1-800-373-6393
Facsimile: (604) 899-6581
Email: inquiries@bcsc.bc.ca	Government of the Northwest Territories
Office of the Superintendent of Securities
P.O. Box 1320
Yellowknife, Northwest Territories X1A 2L9
Attention: Deputy Superintendent, Legal &
Enforcement
Telephone: (867) 920-8984
Facsimile: (867) 873-0243

The Manitoba Securities Commission 500 - 400 St. Mary Avenue Winnipeg, Manitoba R3C 4K5 Telephone: (204) 945-2548 Toll free in Manitoba 1-800-655-5244 Facsimile: (204) 945-0330	Nova Scotia Securities Commission Suite 400, 5251 Duke Street Duke Tower P.O. Box 458 Halifax, Nova Scotia B3J 2P8 Telephone: (902) 424-7768 Facsimile: (902) 424-4625

Financial and Consumer Services
Commission (New Brunswick)
85 Charlotte Street, Suite 300
Saint John, New Brunswick E2L 2J2 Telephone: (506) 658-3060
Toll free in Canada: 1-866-933-2222 Facsimile: (506) 658-3059
Email: info@fcnb.ca	Government of Nunavut Department of Justice Legal Registries Division P.O. Box 1000, Station 570 1st Floor, Brown Building Iqaluit, Nunavut X0A 0H0 Telephone: (867) 975-6590 Facsimile: (867) 975-6594

Government of Newfoundland and Labrador
Financial Services Regulation Division
P.O. Box 8700
Confederation Building
2nd Floor, West Block
Prince Philip Drive
St. John’s, Newfoundland and Labrador A1B 4J6
Attention: Director of Securities
Telephone: (709) 729-4189
Facsimile: (709) 729-6187	Ontario Securities Commission
20 Queen Street West, 22nd Floor
Toronto, Ontario M5H 3S8
Telephone: (416) 593- 8314
Toll free in Canada: 1-877-785-1555
Facsimile: (416) 593-8122
Email: exemptmarketfilings@osc.gov.on.ca
Public official contact regarding indirect
collection of information: Inquiries Officer

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Autorité des marchés financiers
800, Square Victoria, 22e étage
C.P. 246, Tour de la Bourse
Montréal, Québec H4Z 1G3
Telephone: (514) 395-0337 or 1-877-525-0337
Facsimile: (514) 873-6155 (For filing purposes only)
Facsimile: (514) 864-6381 (For privacy requests only)
Email: financementdessocietes@lautorite.qc.ca
(For corporate finance issuers);
fonds_dinvestissement@lautorite.qc.ca
(For investment fund issuers)	Prince Edward Island Securities Office 95 Rochford Street, 4th Floor Shaw Building P.O. Box 2000 Charlottetown, Prince Edward Island C1A 7N8 Telephone: (902) 368-4569 Facsimile: (902) 368-5283

Financial and Consumer Affairs Authority of Saskatchewan Suite 601 - 1919 Saskatchewan Drive Regina, Saskatchewan S4P 4H2 Telephone: (306) 787-5879 Facsimile: (306) 787-5899

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